EXHIBIT 16

                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED UTILITY FUND, INC. and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES                    TITLE                          DATE



/s/ John F. Donahue           Chairman and DirectorFebruary 6, 1996
John F. Donahue                (Chief Executive Officer)

/s/ Richard B. Fisher         President and DirectorFebruary 6, 1996
Richard B. Fisher


/s/ David M. Taylor           Treasurer          February 6, 1996
David M. Taylor                 (Principal Financial and
                                 Accounting Officer)


/s/ Thomas G. Bigley          Director           February 6, 1996
Thomas G. Bigley


/s/ John T. Conroy, Jr.       Director           February 6, 1996
John T. Conroy, Jr.




SIGNATURES                    TITLE                          DATE



/s/ William J. Copeland       Director           February 6, 1996
William J. Copeland


/s/ James E. Dowd             Director           February 6, 1996
James E. Dowd


/s/ Lawrence D. Ellis, M.D.   Director           February 6, 1996
Lawrence D. Ellis, M.D.


/s/ Edward L. Flaherty, Jr.   Director           February 6, 1996
Edward L. Flaherty, Jr.


/s/ Peter E. Madden           Director           February 6, 1996
Peter E. Madden


/s/ Gregor F. Meyer           Director           February 6, 1996
Gregor F. Meyer


/s/ John E. Murray, Jr.       Director           February 6, 1996
John E. Murray, Jr.


/s/ Wesley W. Posvar          Director           February 6, 1996
Wesley W. Posvar


/s/ Marjorie P. Smuts         Director           February 6, 1996
Marjorie P. Smuts



Sworn to and subscribed before me this  6th  day of February , 1996



(SEAL)
/s/ Marie M. Hamm
                  --------------------------------------------

                               Notarial Seal
                        Marie M. Hamm, Notary Public
                        Plum Boro, Allegheny County
                  My Commission Expires September 16, 1996